UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2015

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 9, 2014, the registrant announced its unaudited financial results for the fourth quarter and fiscal year ended December 31, 2014. A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

For the sole purpose of facilitating the equalization of the numbers of directors in each of the two classes of the registrant’s directors as required by Article V Section 1 of the registrant’s Sixth Amended and Restated Certificate of Incorporation, effective February 7, 2015, Dr. Charles Zhang, the registrant’s Chairman of the Board and Chief Executive Officer, resigned from the class of directors whose term will expire at the registrant’s 2015 annual meeting of stockholders. Effective simultaneously with Dr. Zhang’s resignation, the registrant’s Board of Directors (the “Board”) (i) reduced from four to three the number of directors in the class whose term will expire at the registrant’s 2015 annual meeting of stockholders, (ii) increased from two to three the number of directors in the class whose term will expire at the registrant’s 2016 annual meeting of stockholders and (iii) appointed Dr. Zhang as a director in the class of directors whose term will expire at the registrant’s 2016 annual meeting of stockholders, to fill the vacancy created by such increase. Also effective on February 7, 2015, the Board re-appointed Dr. Zhang as Chairman of the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2015, the Board approved and adopted Second Amended and Restated By-Laws (as so amended and restated, the “By-Laws”) of the registrant, amending and restating the registrant’s existing by-laws in their entirety, effective immediately. Significant amendments effected by such amendment and restatement include, among other amendments, the following:

Filling of Vacancies in the Board: The amendment and restatement removed a provision stating that a director appointed by the Board to fill a vacancy in the Board will serve only until the next annual meeting of stockholders after the appointment. The amendment permits the Board to fill a vacancy by appointing a director to a particular class of directors, such that the director will be up for election at the next annual meeting of stockholders when that class is up for election. This change facilitated the Board’s making the two Board classes as nearly equal as reasonably possible, as is required by Article V Section 1 of the registrant’s Sixth Amended and Restated Certificate of Incorporation and as discussed above under Item 5.02 of this report.

Stockholder Proposals. The amendment and restatement changes the earliest and latest dates for stockholder proposals for the registrant’s annual meeting of stockholders (including stockholders’ nominations of directors) from (i) not more than 90 and not less than 60 days before the date of the annual meeting of stockholders to (ii) not more than 120 and not less than 90 days before the first anniversary of the prior year’s annual meeting of stockholders. The amendment and restatement also specifies certain requirements as to the content of notices of such stockholder proposals.

Conduct of Stockholder Meetings. The amendment and restatement provides detailed procedures for the conduct of stockholder meetings.

Matters Presented to the Stockholders. The amendment and restatement provides that, unless a different voting standard is provided in the certificate of incorporation or pursuant to a rule, regulation or other law, the voting standard for all matters presented to the stockholders (other than for the election of directors) will be the affirmative vote of the holders of a majority in voting power present in person and by proxy entitled to vote on the matter.

Advancement of Expenses Mandatory. The amendment and restatement makes mandatory the advancement of expenses to directors and executive officers of the registrant who are entitled to indemnification from the registrant. Prior to the amendment and restatement, such advancement had been permitted, but was not mandatory.

Selection of Exclusive Forum. The amendment and restatement provides that, unless the registrant consents otherwise in writing, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the registrant, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the registrant to the registrant or to the registrant’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine.

The amendment and restatement includes other changes intended to clarify and conform various provisions of the By-Laws to the General Corporation Law of the State of Delaware. The above summary is qualified in its entirety by the full text of the By-Laws, a copy of which is attached to this report as Exhibit 3.2 and is incorporated herein by reference.

On February 10, 2015, the registrant filed with the Secretary of State of the State of Delaware a Certificate of Elimination of Series A Junior Participating Cumulative Preferred Stock. The Certificate of Elimination, which became effective upon filing, eliminated the provisions of the registrant’s Sixth Amended and Restated Certificate of Incorporation relating to the Series A Junior Participating Cumulative Preferred Stock, par value $.001 per share, of the registrant that had been designated by the Board in 2001 in connection with a stockholder rights plan that expired in 2011. No shares of the Series A Junior Participating Cumulative Preferred Stock are outstanding and the Board has no plans to issue such shares. A copy of the Certificate of Elimination is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

As a result of the amendment and restatement of the By-Laws described above in Item 5.03 of this report, stockholder nominations for election to the Board at the registrant’s 2015 annual meeting of stockholders, and any stockholder proposals to bring other business before the 2015 annual meeting of stockholders (but not included in the registrant’s proxy materials for that meeting), must be made in writing and delivered to the Secretary of the registrant at the registrant’s principal executive offices not earlier than February 20, 2015 and not later than March 22, 2015. Additional detailed requirements for notices of stockholder proposals are set forth in the By-Laws, a copy of which is attached to this report as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Certificate of Elimination of Series A Junior Participating Cumulative Preferred Stock

3.2	Second Amended and Restated By-Laws

99.1	Press Release dated February 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: February 12, 2015	SOHU.COM INC.

	By:	/s/ Carol Yu

Carol Yu

President and Chief Financial Officer